CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


              We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Reports to Shareholders," "Independent Auditors" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 71 to the Registration Statement (Form N-1A No. 2-11357) of Neuberger & Berman International Fund (a separate series of Neuberger & Berman Equity Funds) and to the incorporation by reference of our report dated October 6, 1995 on the Neuberger & Berman International Fund included in the 1995 Annual Report to Shareholders of Neuberger & Berman International Fund.


                                                /s/ Ernst & Young LLP
                                                ERNST & YOUNG LLP


     Boston, Massachusetts
     October 25, 1995
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